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                        SECURITES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
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             (Exact Name of Registrant as Specified in Its Charter)

            SWITZERLAND                                      98-0186363
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(State of Incorporation or Organization)                   (I.R.S. Employer
                                                         Identification no.)
Bahnhofstrasse 45, Zurich
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(Address or Principal Executive Offices)                     (Zip Code)


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
If this form relates to the                     If this form relates to the
registration of a class of securities           registration of a class of securities
pursuant to Section 12(b) of the                pursuant to Section 12(g) of the
Exchange Act and is effective                   Exchange Act and is effective
pursuant to General Instruction                 pursuant to General Instruction
A.(c), please check the following               A.(d), please check the following
box: /X/                                        box: / /

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Securities Act registration statement file number to which this form relates:
                                                 File No. 333-46930
                                                ----------------------
                                                  (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class                          Name of Each Exchange on Which
    To be so Registered                          Each Class is to be Registered
-------------------------------------          ---------------------------------


BULS due April 2003 (linked to the                 American Stock Exchange
common stock of: Celestica Inc.,
Check Point Software Technologies
Ltd., Cisco Systems, Inc., EMC
Corporation, Gateway, Inc., Intel
Corporation, JDS Uniphase
Corporation, Nokia Corporation (ADR),
Sun Microsystems, Inc., and WorldCom,
Inc.)
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of Class)



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INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the form of Prospectus Supplement, both filed with the Commission on March 23, 2001, under Rule 424(b), pursuant to an effective Registration Statement on Form F-1 (No. 333-46930) filed with the Securities and Exchange Commission on September 29, 2000, as amended by Amendment No. 1 thereto dated November 9, 2000 (the "F-1 Registration Statement"), under the Securities Act of 1933, as amended.



ITEM 2.           EXHIBITS.

                  1. Form of Indenture, between the Company and U.S. Bank Trust
                     National Association, as Trustee (included as Exhibit 4.1 to the F-1 Registration Statement)

                  2. Form of BULS linked to the common stock of: Celestica Inc.,
                     Check Point Software Technologies Ltd., Cisco Systems, Inc., EMC Corporation, Gateway, Inc., Intel Corporation, JDS Uniphase Corporation, Nokia Corporation (ADR), Sun Microsystems, Inc., and WorldCom, Inc. (filed with the American Stock Exchange)



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                                    SIGNATURE

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                       UBS AG
                                                         (Registrant)


Date: March 30, 2001                             By:  /s/ ROBERT C. DINERSTEIN
                                                      --------------------------
                                                          Robert C. Dinerstein
                                                          Managing Director



                                                 By:  /s/ ROBERT B. MILLS
                                                     ---------------------------
                                                          Robert B. Mills
                                                          Managing Director





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                           INSTRUCTIONS AS TO EXHIBITS

              If the securities to be registered on this form are to be registered on an exchange on which other securities of the registrant are registered, or are to be registered pursuant to Section 12(g) of the Act, copies of all constituent instruments defining the rights of the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders, shall be filed as exhibits with each copy of the registration statement filed with the Commission or with an exchange, subject to Rule 12b-32 regarding incorporation of exhibits by reference.